Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Neuronetics, Inc. (the “Company”) for the fiscal quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 5, 2020	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Corporate Secretary and Member of the Office of the President(Co-Principal Executive Officer)